UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 8, 2019

mPHASE TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

New Jersey	000-30202	22-2287503
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9841 Washingtonian Blvd, Suite 390

Gaithersburg, Maryland 20878

(Address of principal executive offices) (zip code)

(301) 329-2700

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.02 Termination of a Material Definitive Agreement.

mPhase Technologies, Inc. (OTCBB: XDSL) (“the Company) today announced that effective June 30, 2019, it has terminated, by mutual consent, with AIRobotica Services Limited (“AIRobotica”), a Bangalore, India-based technology company, a Stock Purchase Agreement dated April 19, 2019 in which the Company was to acquire all of the outstanding stock of AIRobotica..AIRobotica is engaged in the development of software platforms to enable the implementation of artificial intelligence and machine learning for its customers. The termination did not result in any economic or other penalties to the Company. It was determined by each party to the Agreement that they held different strategic visions on conducting the business of AIRobotica going forward and therefore the termination of the Acquisition was in the best interest of both parties.

Exhibit 1 Termination of Stock Purchase Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

mPHASE TECHNOLOGIES, INC.

Dated: July 9, 2019	/s/ Anshu Bhatnagar
Anshu Bhatnagar
President and CEO

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